Exhibit 99.2

PRO FORMA MERGER DATA

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated balance sheet at December 31, 2004 and unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2004, give effect to the proposed merger of Consolidated Bank & Trust Company. The unaudited pro forma consolidated financial statements are based on the audited consolidated financial statements of Abigail Adams National Bancorp at and for the year ended December 31, 2004, and Consolidated Bank & Trust Company at and for the year ended December 31, 2004.

The unaudited pro forma condensed consolidated financial statements give effect to the Consolidated Bank & Trust Company merger using the purchase method of accounting under accounting principles generally accepted in the United States of America. These adjustments are preliminary and are subject to change. The final adjustments will be calculated when the merger is effective and may be materially different from those presented.

The unaudited pro forma information is provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the mergers been consummated on the dates or at the beginning of the periods presented, and is not necessarily indicative of future results. The unaudited pro forma financial information should be read in conjunction with the audited consolidated financial statements and the notes thereto of Abigail Adams National Bancorp and Consolidated Bank & Trust Company incorporated by reference in this proxy statement-prospectus.

The unaudited pro forma stockholders’ equity and net income derived from the above assumptions are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Abigail Adams National Bancorp common stock or the actual or future results of operations of Abigail Adams National Bancorp for any period. Actual results may be materially different than the pro forma data presented.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	At December 31, 2004 (1)
	Abigail Adams National Bancorp Historical	Consolidated Bank & Trust Company Historical	Pro Forma Acquisition Adjustments(2)		Combined Pro Forma
	(In thousands)
Assets:
Cash and due from banks	$5,109	$5,140	$5,000	(4)	$15,249
Federal funds sold	10,374	3,232	(1,149	)(5)	12,457
Interest earning deposits in other banks	2,420	—	—		2,420
Investment securities available for sale	33,890	18,105	—		51,995
Investment securities held to maturity	16,945	—	—		16,945
Loans, net	177,714	40,756	(775	)(3)	217,695
Premises and equipment, net	1,136	1,857	637	(3)	3,630
Goodwill	—	—	1,154	(3)	1,154
Other identifiable intangible assets	—	—	976	(3)	976
Other assets	3,604	979	(51	)(3)	4,532

Total assets	$251,192	$70,069	$5,792		$327,053

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits	$215,367	$66,479	$(71	)(3)	$281,775
Borrowed funds	9,794	—	5,000	(4)	14,794
Obligation under capital lease	—	404	—		404
Other liabilities	1,271	1,281	190	(3)	2,742

Total liabilities	226,432	68,164	5,119		299,715

Stockholders’ Equity:
Common stock	33	2,605	(2,604	)(2)	34
Additional paid-in capital	22,628	3,258	(681	)(2)	25,205
Retained earnings (accumulated deficit)	2,279	(2,363)	2,363	(2)	2,279
Treasury stock	(98)	—	—		(98)
Accumulated other comprehensive (loss)	(82)	(1,595)	1,595	(2)	(82)

Total stockholders’ equity	24,760	1,905	673		27,338

Total liabilities and stockholders’ equity	$251,192	$70,069	$5,792		$327,053

(1)	Assumes that the acquisition of Consolidated Bank & Trust Company was completed at December 31, 2004 utilizing the purchase method of accounting.

(2)	Assumes an aggregate purchase price of $2.8 million which includes $2.6 million to be paid in stock (139,101 shares at estimated fair value of $18.53 (midpoint of pricing collar)) and an estimated $200,000 in acquisition related professional fees to be paid from overnight investments. The number of shares issued will change if Abigail Adams National Bancorp average stock price is less than $14.82 and more than $22.24.

(3)	Adjustment of assets and liabilities to estimated fair values. A net deferred tax liability is included at a marginal rate of 40% for the tax effect of the fair value adjustments and the deductible portion of the direct costs of the merger. The market valuation premiums and discounts attributable to the merger are amortized over the estimated lives of the related assets and liabilities. The adjustment for loans is amortized over 4 years using the interest method. The increase in premises is amortized over 30 years using the straight-line method. For deposits, the amortization is over 2 years using the straight-line method. The core deposit intangible is being amortized using the straight-line method over 8 years. These adjustments are preliminary and are subject to change. The final adjustments will be calculated when the merger is effective and may be materially different from those shown here.

(4)	Capital infusion into Consolidated Bank & Trust Company by Abigail Adams National Bancorp as required by the Federal Reserve Bank of Richmond as a condition to the merger. Assumes Abigail Adams National Bancorp obtains a $5 million loan at floating prime rate for a term of 5 years.

(5)	Estimated direct costs of $949,000 to be paid by Consolidated Bank & Trust Company and $200,000 to be paid by Abigail Adams National Bancorp from overnight investments.

Unaudited Pro Forma Condensed Consolidated Statements of Income

	For the Year Ended December 31, 2004 (1)
	Abigail Adams National Bancorp Historical	Consolidated Bank & Trust Company Historical	Pro Forma Acquisition Adjustments(2)		Combined Pro Forma
	(In thousands except per share amounts)
Interest income	$13,829	$3,607	$285	(2)(4)	$17,721
Interest expense	1,986	616	299	(2)(5)	2,901

Net interest income (loss)	11,843	2,991	(14)		14,820
Provision for credit losses	420	—	—		420

Net interest income (loss) after provision for credit losses	11,423	2,991	(14)		14,400
Noninterest income from continuing operations	1,975	793	—		2,768
Noninterest expense from continuing operations	7,415	4,118	143	(2)(3)	11,676

Income (loss) from continuing operations before income taxes	5,983	(334)	(157)		5,492
Income taxes from continuing operations	2,381	—	(63)		2,318

Net income (loss) from continuing operations	$3,602	$(334)	$(94)		$3,174

Earnings (loss) per share from continuing operations:
Basic	$1.09	$(1.28)	$—		$0.92
Diluted	$1.08	$(1.28)	$—		$0.91
Shares used for calculating earnings per share:
Basic	3,318,976	260,175	139,101		3,458,077
Diluted	3,329,713	260,175	139,101		3,468,814

(1)	Assumes that the merger of Consolidated Bank & Trust Company was completed at the beginning of the period presented.

(2)	Purchase accounting adjustments represent market valuation premiums and discounts attributable to the merger, which are amortized over the estimated lives of the related assets and liabilities. The adjustment for loans is amortized over 4 years using the interest method. The increase in premises is amortized using the straight-line method over 30 years. For deposits, the adjustment is amortized using the straight-line method over 2 years. The core deposit intangible is being amortized using the straight-line method over 8 years.

(3)	Non-interest expenses do not reflect anticipated cost savings.

(4)	Reflects the reduction in interest income relating to the payment of direct acquisition costs. These funds were assumed to have a pre-tax yield of 2.2%.

(5)	Includes interest cost of $263,000 on new debt of $5 million used for capital infusion into Consolidated Bank & Trust Company.

Unaudited Comparative Pro Forma Per Share Data

The table below summarizes selected per share information about Abigail Adams National Bancorp and Consolidated Bank & Trust Company. The Abigail Adams National Bancorp per share information is presented on a pro forma basis to reflect the merger with Consolidated Bank & Trust Company. The Consolidated Bank & Trust Company per share information is presented both historically, and on a pro forma basis to reflect the merger.

The data in the table should be read together with the financial information and the financial statements of Abigail Adams National Bancorp and Consolidated Bank & Trust Company incorporated by reference in this proxy statement-prospectus. The pro forma share per common stock data is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included herein which reflect the potential effects of cost savings or synergies, which may be obtained by combining the operations of Abigail Adams National Bancorp and Consolidated Bank & Trust Company or the costs of combining the companies and their operations.

It is further assumed that Abigail Adams National Bancorp will pay a cash dividend after the completion of the merger at the annual rate of $0.50 per share. The actual payment of dividends is subject to numerous factors, and no assurance can be given that Abigail Adams National Bancorp will pay dividends following completion of the merger or that dividends will not be reduced in the future.

	Abigail Adams National Bancorp Historical	Consolidated Bank & Trust Company Historical	Unaudited Combined Pro Forma Amounts for Abigail Adams National Bancorp/Consolidated Bank & Trust Company	Unaudited Pro Forma Consolidated Bank & Trust Company Equivalent Shares(1)
Book value per share at December 31, 2004	$7.45	$7.33	$7.90	$—
Shares (thousands) outstanding at December 31, 2004	3,323	260	3,462	139
Cash dividends paid per common share for the year ended December 31, 2004	$0.45	$—	$0.44	$—
Basic earnings (loss) per share from continuing operations:
For the year ended December 31, 2004	$1.09	$(1.28)	$0.92	$—
Diluted earnings (loss) per share from continuing operations:
For the year ended December 31, 2004	$1.08	$(1.28)	$0.91	$—

(1)	Calculated by multiplying the historical Consolidated Bank & Trust Company by a 0.534 exchange ratio which represents the number of shares of Abigail Adams National Bancorp common stock a Consolidated Bank & Trust Company shareholder will receive for each share of stock owned.